UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

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BOLT TECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOLT TECHNOLOGY CORPORATION

Four Duke Place

Norwalk, Connecticut 06854

(203) 853-0700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 25, 2008

To the Stockholders of Bolt Technology Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BOLT TECHNOLOGY CORPORATION, a Connecticut corporation (the “Company”), will be held at the Doubletree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854, on Tuesday, November 25, 2008, at 10:00 A.M., Eastern Standard Time, for the following purposes:

1. To elect Kevin M. Conlisk, Joseph Mayerick, Jr. and Gerald A. Smith as directors of the Company to hold office for a term of three years and until their successors are duly elected and shall qualify.

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on October 17, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY AT THEIR EARLIEST CONVENIENCE, EVEN IF THEY PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

WILLIAM C. ANDREWS,
Secretary

Dated: October 24, 2008

BOLT TECHNOLOGY CORPORATION

Four Duke Place

Norwalk, Connecticut 06854

(203) 853-0700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 25, 2008

The accompanying proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Bolt Technology Corporation (the “Company”) to be held at the Doubletree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854, on Tuesday, November 25, 2008, at 10:00 A.M., Eastern Standard Time, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement, Notice of Annual Meeting and accompanying proxy card will be first given or mailed to stockholders is October 24, 2008.

Only stockholders of record of the Company’s Common Stock, without par value (the “Common Stock”), at the close of business on October 17, 2008 are entitled to notice of, and to vote the shares of Common Stock held by them on that date at, the Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournments or postponements thereof. On October 17, 2008, there were issued and outstanding 8,636,093 shares of Common Stock, the holders of which are entitled to one vote per share on all matters.

A quorum for the Annual Meeting of Stockholders shall consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy.

Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder may still attend the meeting and vote in person, regardless of whether he has previously given a proxy, but presence at the meeting will not revoke his proxy unless such stockholder votes in person.

If the accompanying proxy card is properly completed, signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxies in the proxy card will vote (i) FOR the slate of nominees proposed by the Board of Directors and (ii) with regard to all other matters that may be properly brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxies.

Votes withheld, abstentions and broker non-votes (shares held by brokers or nominees that are present in person or represented by proxy but which are not voted on a particular matter because instructions have not been received from the beneficial owner) will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Directors will be elected by a plurality of votes present, in person or by proxy, at the Annual

Meeting. All other matters that properly come before the Annual Meeting will be approved if the votes cast in favor of the matter exceed the votes cast in opposition to the matter. Votes withheld, abstentions and broker non-votes are not counted as a vote “in favor” or a vote “against” (i) the election of any director or (ii) any other such matters.

All share numbers in this Proxy Statement have been adjusted, as necessary, to reflect the Company’s 3-for-2 stock split to stockholders of record on January 16, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities. The following table sets forth certain information concerning each person known to the Company or its management who beneficially owned more than 5% of the Company’s Common Stock as of October 1, 2008. All information shown in the table is based solely on information reported on Schedules 13G and Forms 13F filed with the Securities and Exchange Commission on the dates indicated in the footnotes to the table.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class(1)
Bridgeway Capital Management, Inc. 5615 Kirby Drive Suite 518 Houston, TX 77005(2)	539,815	6.3%

NorthPointe Capital, LLC 101 W. Big Beaver Suite 745 Troy, MI 48084(3)	601,777	7.0%

(1)	Percentages are based on 8,636,093 shares of the Company’s Common Stock outstanding on October 1, 2008.
(2)	Bridgeway Capital Management, Inc. (“Bridgeway”) filed a Schedule 13G with the Securities and Exchange Commission on February 2, 2007, reporting that as of December 31, 2006, Bridgeway had sole voting and investment power over 492,640 shares of the Company’s Common Stock (which would be 5.7% of the class for purposes of this table) and stating that Bridgeway is an investment adviser registered under the Investment Advisers Act of 1940, furnishes investment advice to various investment companies and unit investment trusts and to certain separate accounts (collectively, “Managed Portfolios”), and in its role as investment adviser or manager, possesses voting and/or investment power over the securities of the Company owned by the Managed Portfolios and may be deemed to be the beneficial owner of the shares of the Company held by the Managed Portfolios. Bridgeway’s Schedule 13G states that all securities reported in the Schedule 13G are owned by the Managed Portfolios, and that Bridgeway disclaims beneficial ownership of such securities. Bridgeway filed a Form 13F with the Securities and Exchange Commission on August 14, 2008, reporting that as of June 30, 2008, Bridgeway had sole investment discretion over 539,815 shares of the Company’s Common Stock, sole voting authority over 511,615 shares of the Company’s Common Stock and no voting authority over 28,200 shares of the Company’s Common Stock.
(3)	NorthPointe Capital, LLC (“NorthPointe”) filed a Schedule 13G with the Securities and Exchange Commission on February 14, 2008, reporting that as of December 31, 2007, NorthPointe had sole voting power over 270,007 shares of the Company’s Common Stock and sole investment power over 451,807 shares of the Company’s Common Stock (which would be 5.2% of the class for purposes of this table). NorthPointe filed a Form 13F with the Securities and Exchange Commission on August 1, 2008, reporting that as of June 30, 2008, NorthPointe had sole investment discretion over 566,127 shares of the Company’s Common Stock, sole voting authority over 397,255 shares of the Company’s Common Stock and no voting authority over 168,872 shares of the Company’s Common Stock. NorthPointe’s Form 13F also indicated that part of the shares of the Company’s Common Stock with respect to which NorthPointe has investment discretion is reported by Nationwide Fund Advisors (“Nationwide”) on Nationwide’s Form 13F. Nationwide filed a Form 13F with the Securities and Exchange Commission on August 14, 2008, reporting that as of June 30, 2008, Nationwide shared voting authority and investment discretion over 35,650 shares of the Company’s Common Stock with NorthPointe and Blackrock Investment Management, LLC.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth all equity securities of the Company beneficially owned as of October 1, 2008 by (i) each director and nominee for director, (ii) each executive officer named in the Summary Compensation Table below, and (iii) all directors and executive officers as a group. Except as otherwise indicated, all beneficial ownership reflected in the table represents sole voting and investment power as to the shares of Common Stock listed.

Name	Amount of Shares of Common Stock Owned/Nature of Ownership(1)(2)		Options Exercisable(3)	Total	Percent of Total Class(4)
William C. Andrews	5,000		—	5,000	*
Kevin M. Conlisk	15,000	(5)	2,250	17,250	*
Joseph Espeso	11,100		—	11,100	*
Michael H. Flynn	1,500		6,000	7,500	*
Michael C. Hedger	4,500		—	4,500	*
George R. Kabureck	5,617		6,000	11,617	*
Joseph Mayerick, Jr.	7,500		—	7,500	*
Stephen F. Ryan	1,500		4,125	5,625	*
Gerald A. Smith	5,824		2,250	8,074	*
Raymond M. Soto	102,414		—	102,414	1.2%
All Executive Officers and Directors as a Group	159,955		20,625	180,580	2.1%

*	Less than 1% of the Company’s outstanding shares of Common Stock as of October 1, 2008.
(1)	Includes 1,050 shares and 2,812 shares held by the wives of Messrs. Espeso and Soto, respectively (an aggregate of 3,862 shares owned by the wives of all directors and officers as a group), as to which such directors and officers disclaim beneficial ownership.

(2)	Includes 5,000 shares of restricted stock held by Mr. Andrews; 7,500 shares of restricted stock held by Mr. Espeso; 4,500 shares of restricted stock held by Mr. Hedger; 7,500 shares of restricted stock held by Mr. Mayerick; and 25,000 shares of restricted stock held by Mr. Soto. Pursuant to the terms of each restricted stock award agreement, each of Messrs. Andrews, Espeso, Hedger, Mayerick and Soto have voting power but not investment power as to the shares of restricted stock held by them.
(3)	Represents shares subject to stock options granted under the Company’s Amended and Restated 2006 Stock Option and Restricted Stock Plan that may be acquired within 60 days of October 1, 2008.
(4)	The percentages represent the number of shares listed under the “Total” column divided by the Company’s outstanding shares of Common Stock as of October 1, 2008 plus all shares subject to stock options granted to the individual or group, as applicable, that may be acquired within 60 days of October 1, 2008.
(5)	All shares are held by Mr. Conlisk and his wife as joint tenants.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with the Company’s Certificate of Incorporation and By-Laws, the Board of Directors is divided into three classes, with the directors in each class elected at successive annual meetings for three year terms. The Company’s Board of Directors currently consists of nine members, all of whom are elected by the holders of the Common Stock.

The three directors whose terms are expiring at the Annual Meeting are Kevin M. Conlisk, Joseph Mayerick, Jr. and Gerald A. Smith. Mr. Conlisk has served as a director of the Company since 1996. Mr. Mayerick and Mr. Smith have served as directors of the Company since 1993.

At the Annual Meeting, the accompanying proxy, if properly completed, executed and returned, will be voted (absent contrary instructions) in favor of electing these three nominees as directors. Should any one or all of these nominees become unable to accept nomination or election, which the Board of Directors has no reason to believe will be the case, the persons named in the enclosed form of proxy will vote for the election of such person or persons as the Nominating Committee may recommend for nomination and the Board of Directors may nominate. The other persons listed below will continue in office as directors until the expiration of their terms and until their successors are duly elected and shall qualify.

The Board of Directors recommends a vote “FOR” the slate of nominees described below.

The following table sets forth the name, age and principal occupation for the past five years of, and certain other information for, each of the nominees for election as a director and each of the incumbent directors of the Company.

Name, Age and Positions, if any, with the Company	Business Experience During Past 5 Years	Director Since
Nominees for Term Expiring in 2011:

Kevin M. Conlisk, 63, Director	A Principal and Chief Financial Officer of Alinabal Holdings Corporation, a diversified manufacturer of industrial products, for more than five years. Trustee of Fairfield University since 2004.	1996

Joseph Mayerick, Jr., 66, Senior Vice President—Marketing, Assistant Secretary and Director	Senior Vice President—Marketing of the Company since 1991.	1993

Gerald A. Smith, 62, Director	Chief Executive Officer of Fiserv Lending Solutions, a division of Fiserv, Inc., an independent, full service provider of integrated data processing and information management systems to the financial industry, for more than five years.	1993

Name, Age and Positions, if any, with the Company	Business Experience During Past 5 Years	Director Since

Directors Elected for Term Expiring in 2009:

Michael H. Flynn, 70, Director	Director of Connecticut Community Bank N.A. since 2003. Retired in 2006 as Vice Chairman of Connecticut Community Bank N.A. President of Associated Community Bancorp, Inc. and Chairman of its subsidiary, Westport National Bank, from 2002 through 2003. President and Chief Executive Officer of Westport National Bank from 1997 through 2003. Director of Yale-New Haven Hospital since 2002 and Yale-New Haven Health System since 1996.	2002

George R. Kabureck, 69, Director	Senior Vice President—Administration of Norwalk Hospital for more than five years until retiring in September 2001.	2002

Raymond M. Soto, 69, Chairman, President, Chief Executive Officer and Director	President and Chief Executive Officer of the Company since 1990, and Chairman of the Company since 1997.	1979

Directors Elected for Term Expiring in 2010:

Joseph Espeso, 66, Senior Vice President—Finance, Chief Financial Officer, Assistant Secretary and Director	Senior Vice President—Finance and Chief Financial Officer of the Company since 2001.	1999

Michael C. Hedger, 53, Director	President, A-G Geophysical Products, Inc., a wholly-owned subsidiary of the Company, since 2002. Mr. Hedger has been employed by A-G since 1988 and served in various capacities prior to becoming President, including Vice President-Sales.	2007

Stephen F. Ryan, 73, Director	Retired in 2001 from Selas Corporation of America (now known as IntriCon Corporation), a diversified international firm engaged in the design, development, engineering and manufacturing of industrial products, where he served as Chairman for three years and President, Chief Executive Officer and Director for 13 years.	2004

GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

During the fiscal year ended June 30, 2008, the Board of Directors held seven Board meetings and nine Committee meetings. No director attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he is a member.

The Board of Directors has adopted a policy encouraging its members to attend the Annual Meeting of Stockholders. All of the Company’s directors attended the 2007 Annual Meeting of Stockholders except for Mr. Gerald H. Shaff, who was retiring from the Board as of the date of the 2007 Annual Meeting.

The Board of Directors has determined that the following members of the Board and nominees for director are “independent” in accordance with the NASDAQ Marketplace Rules: Kevin M. Conlisk, Michael H. Flynn, George R. Kabureck, Stephen F. Ryan and Gerald A. Smith. During the fiscal year ended June 30, 2008, the independent members of the Board of Directors held two meetings without the employee directors present.

Information on Committees of the Board of Directors

The committees of the Board of Directors are the Audit Committee, the Executive Compensation Committee, the Nominating Committee, the Stock Option Committee and the Executive Committee.

Audit Committee. The Audit Committee is a committee of the Board of Directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(58)(A)). The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including approval in advance of all audit and non-audit services (except as permitted by law) provided to the Company by independent accountants, selection of the independent accountants to perform the annual audit of the Company, review and discussion with the independent accountants of the plan for and the results of the annual audit, and review of the Company’s internal controls and accounting system. The current members of the Audit Committee are Kevin M. Conlisk (Chairman), George R. Kabureck, Stephen F. Ryan and Gerald A. Smith. The Board of Directors has determined that each member of the Audit Committee is “independent” in accordance with the NASDAQ Marketplace Rules. The Board of Directors has also determined that each member of the Audit Committee is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Audit Committee held four meetings during fiscal year 2008. The Board of Directors has adopted a written charter for the Audit Committee, which is not available on the Company’s website but is annexed as Appendix A to this Proxy Statement.

Executive Compensation Committee. The Executive Compensation Committee oversees the Company’s executive compensation programs and establishes its executive compensation policies. The current members of the Executive Compensation Committee are George R. Kabureck (Chairman), Stephen F. Ryan and Gerald A. Smith. The Board of Directors has determined that each member of the Executive Compensation Committee is “independent” in accordance with the NASDAQ Marketplace Rules. The Executive Compensation Committee held two meetings during fiscal year 2008. The Board of Directors has adopted a written charter for the Executive Compensation Committee, which is not available on the Company’s website but is annexed as Appendix B to this Proxy Statement.

Pursuant to its charter, the Executive Compensation Committee reviews and recommends to the Board of Directors the compensation level, including annual salary and discretionary bonus, of the Company’s Named Executive Officers listed in the Summary Compensation Table set forth below in this Proxy Statement, and the form and amount of compensation of members of the Board of Directors, including compensation for committee service or service as chairperson of a committee. The charter permits the Executive Compensation Committee to delegate its authority to subcommittees or to one member, as the Executive Compensation Committee deems appropriate, as long as the subcommittee or individual delegate reports any actions it takes to the whole Executive Compensation Committee at its next scheduled meeting; however, in fiscal year 2008 the Executive Compensation Committee did not delegate its authority to any subcommittees or members. The Executive Compensation Committee considers input from the Chief Executive Officer with respect to compensation of the Named Executive Officers and directors, although final recommendations regarding executive compensation are made by the Executive Compensation Committee. Under the charter, the Executive Compensation Committee has the authority to retain third-party consultants to provide advice regarding compensation issues; however, the Committee has not retained a third-party consultant to review the Company’s current policies and procedures with respect to executive compensation. The Executive Compensation Committee also reviews and discusses with the Company’s management the Compensation Discussion and Analysis (“CD&A”) included in the Company’s proxy statement for its annual meeting of stockholders and, based on that review and discussion, makes a recommendation to the Board of Directors regarding inclusion of the CD&A in the Company’s annual proxy statement, and issues a report on its review, discussion and recommendation which is included in the Company’s annual proxy statement.

Compensation Committee Interlocks and Insider Participation. No member of the Executive Compensation Committee served as one of the Company’s officers or employees during fiscal year 2008 or was formerly an officer of the Company, and no member of the Executive Compensation Committee had any relationships during fiscal year 2008 requiring disclosure by the Company under the Securities and Exchange Commission’s rules requiring disclosure of certain relationships and related transactions. None of the Company’s executive officers served as a member of the compensation committee of any other company that had an executive officer serving as a member of the Company’s Board of Directors or Executive Compensation Committee during fiscal year 2008. None of the Company’s executive officers served as a member of the board of directors of any other company that had an executive officer serving as a member of the Company’s Executive Compensation Committee during fiscal year 2008.

Nominating Committee. The Nominating Committee is primarily responsible for identifying individuals qualified to become directors of the Company and recommending to the Board of Directors candidates to fill vacancies on the Board or to stand for election to the Board by the stockholders. The current members of the Nominating Committee are Michael H. Flynn (Chairman), Kevin M. Conlisk, George R. Kabureck, Stephen F. Ryan and Gerald A. Smith. The Board of Directors has determined that each member of the Nominating Committee is “independent” in accordance with the NASDAQ Marketplace Rules. The Nominating Committee held one meeting during fiscal year 2008. The Board of Directors has adopted a written charter for the Nominating Committee, which is not available on the Company’s website but is annexed as Appendix C to this Proxy Statement.

The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors. The Nominating Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management and stockholders. The Nominating Committee has not established specific minimum qualifications for recommended nominees. As a matter of practice, however, the Nominating Committee considers nominees for director based on criteria approved by the Board of Directors, some of which may include their integrity, judgment, independence, financial and business experience, their ability to represent and act on behalf of all stockholders, and the extent to which the nominee would fill a present need on the Board. Consideration of new Board nominee candidates typically involves internal discussions, identification of potential candidates and interviews with selected candidates. Stockholder recommendations will be evaluated in the same manner as any other recommendations received.

For the 2009 Annual Meeting of Stockholders, the Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors that are received by the Secretary of the Company no later than June 26, 2009. Stockholder recommendations must be signed, dated and sent to the Office of the Secretary at the Company’s offices at Four Duke Place, Norwalk, Connecticut 06854, and must include the following information: (i) the name and address of the stockholder making the recommendation; (ii) proof that the stockholder making the recommendation was a stockholder of record, and/or beneficial owner, of the Company’s Common Stock as of the date of the letter; (iii) the name, address, resume and biographical information of the recommended nominee, information regarding the recommended nominee’s qualifications, and such other information as is required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission; and (iv) the written consent of the recommended nominee to serve as a director of the Company if so nominated and elected.

Stock Option Committee. The Stock Option Committee is authorized to administer the Company’s Amended and Restated 2006 Stock Option and Restricted Stock Plan (the “Plan”) in accordance with its terms. Under the terms of the Plan, the Stock Option Committee must be composed of two or more directors who are not employees or officers of the Company. The current members of the Stock Option Committee are Stephen F. Ryan (Chairman), Kevin M. Conlisk, Michael H. Flynn, George R. Kabureck and Gerald A. Smith. The Stock Option Committee held two meetings during fiscal year 2008.

Executive Committee. The Executive Committee is authorized to exercise the general powers of the Board of Directors managing the business and affairs of the Company between meetings of the Board. The current members of the Executive Committee are Raymond M. Soto (Chairman), Kevin M. Conlisk and Gerald A. Smith. The Executive Committee did not meet in fiscal year 2008.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements for the fiscal year ended June 30, 2008 with management and McGladrey & Pullen, LLP, the Company’s independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed the independent accountants’ independence with the independent accountants.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 filed with the Securities and Exchange Commission.

The Audit Committee also reviewed the fees paid to McGladrey & Pullen, LLP during fiscal year 2008 and determined that the services provided by McGladrey & Pullen, LLP are compatible with maintaining its independence.

Audit Committee

Kevin M. Conlisk, Chairman

George R. Kabureck

Stephen F. Ryan

Gerald A. Smith

MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company are as follows:

Name	Position

Raymond M. Soto	Chairman of the Board, President, Chief Executive Officer and Director(1)
Joseph Espeso	Senior Vice President—Finance, Chief Financial Officer, Assistant Secretary and Director
Joseph Mayerick, Jr.	Senior Vice President—Marketing, Assistant Secretary and Director
William C. Andrews	Vice President—Administration and Compliance and Secretary
Kevin M. Conlisk	Director(1)(2)(4)(5)
Michael H. Flynn	Director(4)(5)
Michael C. Hedger	Director
George R. Kabureck	Director(2)(3)(4)(5)
Stephen F. Ryan	Director(2)(3)(4)(5)
Gerald A. Smith	Director(1)(2)(3)(4)(5)

(1)	Member of the Executive Committee
(2)	Member of the Audit Committee
(3)	Member of the Executive Compensation Committee
(4)	Member of the Nominating Committee
(5)	Member of the Stock Option Committee

Mr. Andrews, 48, joined the Company in September 2007 and was elected Vice President – Administration and Compliance and Secretary on November 20, 2007. Prior to joining the Company, Mr. Andrews was employed for a total of 13 years by Pitney Bowes Inc., from 1989 to 1999 and from 2005 to 2007. Mr. Andrews served in various capacities within Pitney Bowes Inc., including serving as Director, Finance-Latin America and US Dealer Channels and Director of Compliance and Controls-Finance Shared Services. During 2004, Mr. Andrews was engaged as a consultant. From 1999 to 2003, Mr. Andrews served as a principal at a residential construction and development company.

See “Election of Directors” for biographies of each other director and executive officer.

Code of Ethics

The Board of Directors has adopted a Code of Ethics applicable to the Company’s directors, officers and employees. The Code of Ethics is available on the Company’s website at www.bolt-technology.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Michael C. Hedger, a director of the Company, is the President of the Company’s wholly-owned subsidiary, A-G Geophysical Products, Inc. (“A-G”), and has an employment agreement with A-G in effect through June 30, 2011, subject to extension, which provides for annual salary, discretionary bonus and incentive compensation.

For the fiscal year ended June 30, 2008, Mr. Hedger received approximately $801,000 pursuant to his employment agreement, including a matching contribution paid to his account under the Company’s 401(k) Savings Plan. On January 23, 2008, Mr. Hedger was granted a five year option to purchase 2,250 shares of the Company’s Common Stock at $18.67 per share and was awarded 4,500 shares of restricted stock at no consideration. The option is exercisable, subject to the provisions of the Company’s stock option and restricted stock plan and the stock option agreement, with respect to 25% of the shares covered under the option in each of the second through fifth years of its term. The shares of restricted stock are subject to a risk of forfeiture that is scheduled to lapse, subject to the provisions of the Company’s stock option and restricted stock plan and the restricted stock award agreement, in five equal annual installments commencing one year after the date of grant and ending five years after the date of grant.

Gerald H. Shaff was a director of the Company through November 20, 2007, and the President of the Company’s wholly-owned subsidiary, Custom Products Corporation, until May 31, 2008, on which date substantially all of the assets of Custom Products Corporation were sold. For the fiscal year ended June 30, 2008, Mr. Shaff received approximately $170,200 pursuant to his employment with Custom Products Corporation, including a matching contribution paid to his account under the Company’s 401(k) Savings Plan.

Review, Approval or Ratification of Transactions with Related Persons

In addition to the policies in the Company’s Code of Ethics, the Audit Committee is responsible for review, oversight and approval of all transactions between the Company and any related person (as defined in the Securities and Exchange Commission’s rules).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Executive Compensation Committee, which we also refer to as the Compensation Committee, assists the Board of Directors in fulfilling its responsibilities with respect to oversight and determination of compensation to our executive officers named in the Summary Compensation Table set forth below, who we sometimes refer to collectively as the “Named Executive Officers.” The Compensation Committee’s recommendations with respect to executive compensation are presented to the Board of Directors for review and approval by the independent directors. The Compensation Committee’s composition, functions, duties and responsibilities are described in this Proxy Statement under “General Information Relating to the Board of Directors—Information on Committees of the Board of Directors—Executive Compensation Committee.”

Our executive compensation philosophy is designed to enable us to attract, retain and reward capable employees who can contribute to our success through two principal components: (i) base salary and (ii) annual discretionary cash and long-term incentive compensation bonus. We also provide certain executive officers with benefits such as health, disability and life insurance, certain perquisites, severance benefits and participation in a 401(k) savings plan with a Company match component that is available to all of our eligible employees. Each of these components is discussed in more detail below. These elements are combined in an effort to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers with those of our stockholders. Individual compensation will vary based on factors such as scope of responsibility, performance, ability, tenure and retention risk.

Base Salary. The base salary of Mr. Soto, the Company’s Chairman, President and Chief Executive Officer, is determined pursuant to his employment agreement with the Company, the terms of which are described in greater detail in this Proxy Statement following the “Summary Compensation Table” set forth below. Mr. Soto’s fiscal year 2008 base salary increased to $352,200, a 5% increase over his fiscal year 2007 base salary of $335,412.

Base salaries of the other Named Executive Officers are determined on an individual basis and are based on a periodic review and evaluation of a number of factors. Such factors include job responsibilities, an evaluation of the executive officer’s performance and individual contributions, the executive’s historical pay levels, and the recommendation of the Chief Executive Officer. The Compensation Committee seeks to maintain base salaries for the Company’s executive officers at levels that the Compensation Committee, based on its experience, believes are competitive with the compensation of executive officers with similar responsibilities in similarly situated companies. The Compensation Committee does not consider any one factor more important than any other and does not use any particular formula to arrive at base salary level. Based on its review, the Compensation Committee recommended that the base salary of each of Mr. Espeso, Senior Vice President-Finance and Chief Financial Officer, and Mr. Mayerick, Senior Vice President-Marketing, for fiscal year 2008 increase to $210,000, a 3% increase over their fiscal year 2007 base salaries of $203,000. Mr. William C. Andrews joined the Company in September 2007 and was elected Vice President-Administration and Compliance and Secretary in November 2007 with a base salary of $175,000.

Annual Discretionary Cash and Long-Term Incentive Compensation Bonus. The Compensation Committee has not adopted any formal guidelines for determining annual discretionary cash or long-term incentive compensation bonuses, although the Compensation Committee observes an overall limitation that total bonuses to the Named Executive Officers with respect to a fiscal year cannot exceed 15% of (x) the Company’s income before taxes for that fiscal year plus (y) the total bonuses to the Named Executive Officers for that fiscal year.

To promote the Company’s long-term objectives, the Company has historically made equity awards in the form of stock options to employees, officers and directors and, effective in fiscal year 2008, restricted stock under a stock option and restricted stock plan approved by our stockholders. Since equity awards may vest and grow in value over time, this component of our compensation plan is designed to reward performance over a sustained period. The Company intends these awards to strengthen the focus of employees, officers and directors who receive them on managing the Company from the perspective of a person with an equity stake in the Company.

The Company’s Stock Option Committee periodically considers stock option and restricted stock awards based on management recommendations and, with respect to awards to our executive officers, recommendations of the Compensation Committee. In accordance with the terms of our stock option and restricted stock plan, all of our stock options are granted at an exercise price of not less than the fair market value of the Company’s Common Stock on the date of grant and restricted stock awards are granted for such consideration as determined by the Stock Option Committee.

Prior to the end of the Company’s fiscal year, the Compensation Committee receives a recommendation from the Chief Executive Officer with respect to discretionary bonuses for the Named Executive Officers for the fiscal year based, in part, on management’s preliminary estimate of the Company’s financial results for that fiscal year. The Compensation Committee considers the Chief Executive Officer’s recommendation, the Company’s performance, the Named Executive Officer’s performance and contributions during the fiscal year, and other factors it may deem appropriate, to determine if a discretionary bonus will be awarded and, if so, makes a recommendation on the amount of the discretionary bonus. This recommendation is then reviewed and, if necessary, approved by the Stock Option Committee and the other independent members of the Board of Directors based on the Company’s audited financial results for the fiscal year.

Annual Discretionary Cash and Long-Term Incentive Compensation Bonuses with respect to Fiscal Year 2008. In approving discretionary bonus awards with respect to fiscal year 2008, the Compensation Committee gave considerable weight to the Company’s record financial results for fiscal year 2008, the acquisition of Real Time Systems Inc. in July 2007 and the disposition of Custom Products Corporation in May 2008, and the contributions of each of the Named Executive Officers during the fiscal year. During fiscal year 2008, the Compensation Committee also considered that at the November 20, 2007 Annual Meeting of Stockholders the Company’s stockholders approved an amendment and restatement of the Company’s stock option plan to authorize the grant of restricted stock awards, and determined that long-term incentive awards in the form of stock options and restricted stock would be made in addition to discretionary cash bonus awards. In determining the amount of the discretionary cash bonus awarded to the Named Executive Officers, the Compensation Committee took into account the long-term compensation awarded to the Named Executive Officers in respect of fiscal year 2008. These long-term compensation awards were made on January 23, 2008 and August 26, 2008.

On January 23, 2008, the Compensation Committee recommended and the Stock Option Committee approved grants of options and awards of restricted stock to the Named Executive Officers as follows: Mr. Soto was granted a five year option to purchase 7,500 shares at $18.67 per share and was awarded 15,000 shares of restricted stock at no consideration; Messrs. Espeso and Mayerick were each granted a five year option to purchase 2,250 shares at $18.67 per share and were each awarded 4,500 shares of restricted stock at no consideration; and Mr. Andrews was granted a five year option to purchase 1,500 shares at $18.67 per share and was awarded 3,000 shares of restricted stock at no consideration. These option grants and restricted stock awards were made in respect of the Company’s strong financial performance during the first six months of fiscal year 2008 and indications that the Company’s financial performance during the second six months of fiscal year 2008 would remain strong.

On August 26, 2008, the Compensation Committee approved discretionary cash bonuses with respect to fiscal year 2008 (i) to Mr. Soto in the amount of $244,000; (ii) to each of Mr. Espeso and Mr. Mayerick in the amount of $97,500; and (iii) to Mr. Andrews in the amount of $43,600 (these amounts include a bonus paid by the Company to certain of its salaried employees, including the Named Executive Officers, at the end of calendar year 2007 equal to one-month’s pay). The other independent members of the Board of Directors also approved these cash bonuses.

Also on August 26, 2008, in conjunction with the discretionary cash bonus awards, and after consideration of the stock options granted and restricted stock awarded on January 23, 2008, the Compensation Committee recommended and the Stock Option Committee approved awards of restricted stock to the Named Executive Officers as follows: Mr. Soto was awarded 10,000 shares of restricted stock at no consideration; Messrs. Espeso and Mayerick were each awarded 3,000 shares of restricted stock at no consideration; and Mr. Andrews was awarded 2,000 shares of restricted stock at no consideration.

Each option granted to the Named Executive Officers is exercisable, subject to the provisions of our stock option and restricted stock plan and the applicable stock option agreement, with respect to 25% of the shares covered under the option in each of the second through fifth years of its term. The shares of restricted stock granted to the Named Executive Officers are subject to a risk of forfeiture that is scheduled to lapse, subject to the provisions of the stock option and restricted stock plan and the applicable restricted stock award agreement, in five equal annual installments commencing one year after the date of grant and ending five years after the date of grant. If Mr. Soto retires before the end of such five-year period, the risk of forfeiture with respect to any such restricted stock held by Mr. Soto will lapse on the date of his retirement.

Insurance Benefits. Our Named Executive Officers receive insurance benefits designed to enable us to attract and retain our workforce in a competitive marketplace. We maintain health, disability and group life insurance coverage for our eligible employees, including executive officers who participate in such coverage on the same basis as the rest of our eligible employees. In addition, we reimburse certain medical expenses for our Named Executive Officers that are not covered under the Company’s health insurance program, up to a maximum per fiscal year of $10,000 for Mr. Soto and $3,000 each for Messrs. Espeso, Mayerick and Andrews.

Perquisites. Our executive officers are eligible to receive reimbursement for, or have paid directly, club dues and automobile leases. In addition, we pay the premiums on certain life insurance policies maintained for Mr. Soto and Mr. Mayerick. Mr. Soto receives these perquisites pursuant to the terms of his employment agreement.

Severance Benefits. Pursuant to the terms of his employment agreement, Mr. Soto is entitled to receive certain severance payments and other benefits in certain circumstances. Messrs. Espeso and Mayerick participate in a severance compensation plan, pursuant to which they are entitled to receive certain severance payments if they are terminated after a Defined Corporate Change (as such term is defined in the plan). The terms of these arrangements are discussed below under “Potential Payments Upon Termination or Change-in-Control.” These severance benefits are intended to ease the consequences of an unexpected termination of employment.

401(k) Savings Plan. The Bolt Technology Corporation 401(k) Savings Plan is the primary retirement benefit offered to all our employees, including our executive officers. Participants may generally contribute to the 401(k) Savings Plan annually up to the maximum amount permitted under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Company provides to participants a matching contribution equal to 50% of the first 6% of the participant’s eligible compensation not to exceed limits on eligible compensation imposed by the Internal Revenue Code.

Tax Implications. Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement (a “Covered Employee”). The Company does not currently have any qualifying Covered Employees.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee and the Stock Option Committee have each reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Executive Compensation Committee and the Stock Option Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Executive Compensation Committee

George R. Kabureck, Chairman

Stephen F. Ryan

Gerald A. Smith

Stock Option Committee

Stephen F. Ryan, Chairman

Kevin M. Conlisk

Michael H. Flynn

George R. Kabureck

Gerald A. Smith

Summary Compensation Table

The following table summarizes the total compensation paid by the Company for fiscal years 2008 and 2007 to the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s other two executive officers at the end of fiscal year 2008. These persons are referred to collectively as the “Named Executive Officers” and each as a “Named Executive Officer.”

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation($)		Total($)
Raymond M. Soto Chairman, President and Chief Executive Officer	2008 2007	352,200 335,412	244,000 500,000	23,244 —	11,622 —	68,296 74,005	(2)	699,362 909,417

Joseph Espeso Senior Vice President— Finance, Chief Financial Officer and Assistant Secretary	2008 2007	210,000 203,000	97,500 155,000	6,973 —	3,487 —	16,340 15,238	(3)	334,300 373,238

Joseph Mayerick, Jr. Senior Vice President— Marketing and Assistant Secretary	2008 2007	210,000 203,000	97,500 155,000	6,973 —	3,487 —	19,117 37,597	(4)	337,077 395,597

William C. Andrews (5) Vice President, Administration and Compliance and Secretary	2008	148,000	43,600	4,649	2,324	—		198,573

(1)	Represents the dollar amount recognized in the Company’s financial statements with respect to the fiscal year for all restricted stock awards or stock options, as applicable, granted to the Named Executive Officer computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share Based Payment” (“SFAS 123(R)”). For a discussion of the assumptions made in these valuations, refer to “Note 10—Stock Options and Restricted Stock” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year ended June 30, 2008.
(2)	Mr. Soto’s “All Other Compensation” is composed of reimbursement of medical expenses not covered under the Company’s health insurance program, car lease payments, club membership dues, contribution to the Company’s 401(k) Savings Plan for employer match and $36,800 for premiums for certain life insurance policies maintained by the Company for Mr. Soto. Mr. Soto has the right to designate the beneficiary of such life insurance policies and in the event of the termination of his employment, for any reason, ownership of the life insurance policies transfers to Mr. Soto.
(3)	Mr. Espeso’s “All Other Compensation” is composed of reimbursement of medical expenses not covered under the Company’s health insurance program, car lease payments and contribution to the Company’s 401(k) Savings Plan for employer match.
(4)	Mr. Mayerick’s “All Other Compensation” is composed of reimbursement of medical expenses not covered under the Company’s health insurance program, car lease payments, club membership dues and premiums for certain life insurance policies maintained by the Company for Mr. Mayerick. Mr. Mayerick has the right to designate the beneficiary of such life insurance policies and in the event of the termination of his employment, for any reason, ownership of the policies transfers to Mr. Mayerick.
(5)	Mr. Andrews joined the Company in September 2007 and was elected Vice President, Administration and Compliance and Secretary on November 20, 2007.

Grants of Plan-Based Awards in Fiscal Year 2008

The following table sets forth all plan-based equity grants made by the Company during Fiscal Year 2008 to the Named Executive Officers. All awards were made under the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Raymond M. Soto	01/23/08	15,000			$280,050
	01/23/08		7,500	$18.67	$70,725
Joseph Espeso	01/23/08	4,500			$84,015
	01/23/08		2,250	$18.67	$21,218
Joseph Mayerick, Jr.	01/23/08	4,500			$84,015
	01/23/08		2,250	$18.67	$21,218
William C. Andrews	01/23/08	3,000			$56,010
	01/23/08		1,500	$18.67	$14,145

(1)	Represents the grant date fair value of each restricted stock award and stock option grant computed in accordance with SFAS 123(R). The fair value of restricted stock awards is calculated based on the number of shares of restricted stock awarded multiplied by the closing price of the Company’s Common Stock on the date of grant. The fair value of stock option grants is estimated using the Black-Scholes option pricing model. For a discussion of the assumptions made in these valuations, refer to “Note 10—Stock Options and Restricted Stock” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

Mr. Soto is the only Named Executive Officer who is party to an employment agreement with the Company. Mr. Soto’s employment agreement is in effect through June 30, 2011, subject to extension. The agreement provides for, among other things, a base annual salary of approximately $370,000 for fiscal year 2009, subject to adjustment, a discretionary performance bonus to be determined from time-to-time by the Board of Directors, and certain perquisites, such as payment for use of an automobile and club dues. Pursuant to the employment agreement, the Company maintains certain life insurance policies for the benefit of Mr. Soto. The employment agreement will terminate in the event of Mr. Soto’s death and may be terminated by the Company in the event of Mr. Soto’s disability or for cause (as such term is defined in the employment agreement). Mr. Soto is entitled to receive certain benefits if the Company terminates his employment other than for cause or if he terminates his employment for Good Reason (as such term is defined in the employment agreement). See “Potential Payments Upon Termination or Change-in-Control” below for the definition of Good Reason and a summary of the benefits Mr. Soto would receive upon termination pursuant to his employment agreement.

The Company’s other Named Executive Officers are “at will” employees. Each of the Company’s Named Executive Officers, including Mr. Soto, has their compensation reviewed on an annual basis.

The Company maintains certain life insurance policies for Mr. Mayerick. Mr. Mayerick is entitled to have ownership of the life insurance policies transferred to him upon termination of his employment for any reason.

See “Potential Payments Upon Termination or Change-in-Control” below for a discussion of the benefits Mr. Mayerick would receive upon termination with respect to these policies.

Each option granted to the Named Executive Officers during fiscal 2008 as listed in the Grants of Plan-Based Awards table is exercisable, subject to the provisions of the Company’s stock option and restricted stock plan and the applicable stock option agreement, with respect to 25% of the shares covered under the option in each of the second through fifth years of its term. The shares of restricted stock granted to the Named Executive Officers during fiscal 2008 as listed in the Grants of Plan-Based Awards table are subject to a risk of forfeiture that is scheduled to lapse, subject to the provisions of the stock option and restricted stock plan and the applicable restricted stock award agreement, in five equal annual installments commencing one year after the date of grant and ending five years after the date of grant. If Mr. Soto retires before the end of such five-year period, the risk of forfeiture with respect to any such restricted stock held by Mr. Soto will lapse on the date of his retirement.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information with respect to outstanding equity-based awards (consisting of unexercised options to purchase the Company’s Common Stock and restricted stock awards subject to a risk of forfeiture) for the Named Executive Officers outstanding as of June 30, 2008.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Shares or Units of Stock That Have Not Vested($)(3)
Raymond M. Soto	7,500	$18.67	1/23/13	15,000	$338,550
Joseph Espeso	2,250	$18.67	1/23/13	4,500	$101,565
Joseph Mayerick, Jr.	2,250	$18.67	1/23/13	4,500	$101,565
William C. Andrews	1,500	$18.67	1/23/13	3,000	$67,710

(1)	Options granted on January 23, 2008. These options vest in four equal annual installments beginning on January 23, 2009 and ending on January 23, 2012.
(2)	Shares of restricted stock awarded on January 23, 2008. These shares are subject to a risk of forfeiture that lapses in five equal annual installments beginning on January 23, 2009 and ending on January 23, 2013.
(3)	Based on a stock price of $22.57 per share, which is the closing price of the Company’s Common Stock on June 30, 2008 (the last day of fiscal year 2008).

Potential Payments Upon Termination or Change-in-Control

Chief Executive Officer. Mr. Soto’s employment agreement provides that he is entitled to receive certain benefits upon termination of his employment.

If the Company terminates Mr. Soto’s employment agreement for other than cause or if Mr. Soto terminates his employment agreement for Good Reason (as defined below), Mr. Soto is entitled to receive, in addition to accrued but unpaid amounts payable under the employment agreement with respect to the period prior to the date of termination, the following:

(i)	any and all sums that would have become payable to Mr. Soto under the employment agreement during the three year period following the date of termination, including base salary (assuming that base salary increases by 5% per year) and an annual performance bonus based on the average of the three highest such bonuses during the five fiscal years preceding the date of termination, and

(ii)	during the three year period following the date of termination, the life and supplemental disability insurance that Mr. Soto has the right to receive under the employment agreement, and participation in all plans or programs under the employment agreement (or the economic equivalent if participation is not permitted under the terms of the applicable plan or program).

The amounts covered by clause (i) of the preceding sentence are to be paid in a lump sum (computed without any discount for present value) within 30 days after such termination, unless the payment to be made under clause (i) is subject to Section 409A of the Internal Revenue Code, in which case such payment shall be delayed for six months following such termination if Mr. Soto is a Specified Employee (as defined in Section 409A of the Internal Revenue Code) on the date of his termination. In the event of Mr. Soto’s death during such six-month period, payment will be made in the payroll period next following the payroll period in which Mr. Soto’s death occurs. If Mr. Soto terminates the employment agreement for Good Reason, the amounts payable are limited to the maximum amount that can be paid without incurring the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.

Good Reason means a material breach of the employment agreement by the Company, which includes certain changes in Mr. Soto’s duties and responsibilities or the relocation of Mr. Soto’s principal place of employment, or the occurrence of a Defined Corporate Change, which includes:

(i)	a change of control of the Company, including the acquisition by any person or group of beneficial ownership of 30% of the Company’s outstanding shares, or a change in the composition of the Board of Directors during any two year period resulting in a majority turnover where election or nomination of the new directors was not approved by at least two-thirds of the directors then in office who were directors at the beginning of such period, or

(ii)	approval by the Company’s stockholders of (A) the Company’s merger or consolidation where the Company is not the surviving corporation or (B) the Company’s sale or disposal of all or substantially all of the Company’s assets (including a plan of liquidation).

Mr. Soto must elect to terminate his employment agreement for Good Reason within 24 months after the occurrence of the event or events constituting Good Reason.

If Mr. Soto’s employment with the Company is terminated for cause or if Mr. Soto terminates the employment agreement for other than Good Reason, Mr. Soto is entitled to receive all accrued but unpaid amounts payable under the employment agreement with respect to the period ending on the date of termination, and for one year after termination Mr. Soto is restricted from engaging, within the United States of America, in a business activity that competes with the Company’s business.

The Company may terminate Mr. Soto’s employment if Mr. Soto is absent from his employment for a continuous period of one year due to disability, in which case Mr. Soto is entitled to receive, in addition to all accrued but unpaid amounts payable under the employment agreement with respect to the period prior to the date of termination, all benefits payable under any disability insurance the Company maintains with respect to Mr. Soto.

If Mr. Soto dies, in addition to the proceeds of any life insurance covering Mr. Soto, his legal representative is entitled to receive, on a pro rata basis for the period ending with the last day of the month in which Mr. Soto dies, compensation at Mr. Soto’s then base salary, including accrued and unused vacation pay and any accrued bonus, and Mr. Soto’s legal representative and/or his designated beneficiary is entitled to receive, within 30 days of Mr. Soto’s death, an additional death benefit in an amount equal to one year’s base salary at the rate in effect at the time of Mr. Soto’s death.

If Mr. Soto’s employment terminates for any reason, the employment agreement provides that the Company will transfer to Mr. Soto or his designee ownership of the life insurance policies (including their full cash surrender value) the Company maintains for Mr. Soto under his employment agreement and Mr. Soto is entitled to receive all accrued and vested benefits under all Company plans and programs in which he participates.

In addition, in fiscal year 2008 Mr. Soto entered into a restricted stock award agreement with the Company with respect to 15,000 shares of restricted stock awarded to Mr. Soto on January 23, 2008. The shares of restricted stock subject to the restricted stock award agreement are subject to a risk of forfeiture that lapses in five equal annual installments beginning on January 23, 2009 and ending on January 23, 2013. Mr. Soto’s restricted stock award agreement provides that the risk of forfeiture with respect to all shares of restricted stock held by Mr. Soto will automatically lapse on the date of his retirement and may automatically lapse immediately prior to the consummation of a Change of Control (as defined in the restricted stock award agreement) if, among other things, Mr. Soto remains employed with the Company upon such Change of Control. See “All Named Executive Officers” below in this section for the definition of Change of Control under the restricted stock award agreement and further information regarding the lapse of such risk of forfeiture upon a Change of Control.

The following table summarizes the estimated potential benefits that would have been payable to Mr. Soto under his employment and restricted stock award agreements if his employment had been terminated on June 30, 2008 for the reasons set forth in the table. The amounts shown in the table do not include accrued but unpaid amounts payable under the employment agreement with respect to the period prior to the date of termination or payments or benefits to the extent that they are provided on a non-discriminatory basis to the Company’s salaried employees generally. The amounts set forth in the table are estimates only, assuming that Mr. Soto’s employment terminated on June 30, 2008, and do not necessarily reflect the actual amounts that would be paid to Mr. Soto upon a termination. Actual amounts can only be determined upon termination.

Termination Without Cause or Resignation for Good Reason	Termination for Cause or Resignation Not for Good Reason	Disability	Death	Retirement
$3,493,400(1)	$448,600(2)	$448,600(2)	$1,357,900(3)	$787,150(4)

(1)

Comprised of (i) all sums which would have become payable to Mr. Soto under his employment agreement during the three year period following the date of termination, including (A) base salary, assuming that base salary increases by 5% per year, (B) annual performance bonus based on the average of the three highest such bonuses paid, including cash bonus and assuming for this calculation that the value of restricted stock awarded with respect to fiscal year 2008 (which shares would be forfeited upon termination under this category) would be included and valued as of the date of the award, during the five fiscal years preceding the date of termination, and (C) benefits and perquisites based on benefits and perquisites paid during fiscal year 2008, which are comprised of reimbursement of medical expenses not covered under the Company’s health insurance program, car lease payments, club membership dues, contribution to the Company’s 401(k) Savings Plan for employer match and $36,800 for premiums for certain life insurance policies maintained by the Company for Mr. Soto; (ii) the cash surrender value at June 30, 2008 of life insurance maintained by the Company for the benefit of Mr. Soto; and (iii) health, disability and group life insurance premiums for the three year period following the date of termination. If Mr. Soto terminates his employment agreement for Good Reason, the amounts payable to Mr. Soto are subject to reduction so that they are not subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.

(2)	Cash surrender value at June 30, 2008 of life insurance maintained by the Company for the benefit of Mr. Soto.
(3)	Comprised of (i) one year’s base salary at the rate in effect at June 30, 2008 and (ii) life insurance proceeds payable under life insurance maintained by the Company for the benefit of Mr. Soto.
(4)	Comprised of (i) the market value of 15,000 shares of restricted stock for which the forfeiture restrictions automatically lapse on the date of retirement, based on a stock price of $22.57 per share, which is the closing price of the Company’s Common Stock on June 30, 2008, and (ii) the cash surrender value at June 30, 2008 of life insurance maintained by the Company for the benefit of Mr. Soto.

Other Named Executive Officers. The Company has a severance compensation plan which provides for special severance benefits to employees designated by the Board of Directors if they are terminated for a reason other than death, disability or retirement during the 24-month period following a Defined Corporate Change (as defined above). The benefit is payable within ten days of termination of employment unless the benefit is subject to Section 409A of the Internal Revenue Code, in which case payment of the benefit shall be delayed for six months following such termination if the designated employee is a Specified Employee (as defined in Section 409A of the Internal Revenue Code) on the date of termination. The benefit shall (as pre-designated by the Executive Compensation Committee) equal two or three times (i) such employee’s annualized base salary for the period immediately prior to the Defined Corporate Change, (ii) the average of such employee’s bonuses in the three highest years during the five year period prior to termination, and (iii) certain annual medical insurance premiums previously paid by the Company for the benefit of such employee. The benefit payable under the severance compensation plan may not exceed the maximum amount that can be paid without incurring the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code. In certain circumstances, the severance compensation plan may be amended or terminated by the Board of Directors.

In fiscal year 2008, Messrs. Espeso and Mayerick were the only participants in the severance compensation plan, and the benefit payable to each of Messrs. Espeso and Mayerick pursuant to such plan is equal to two times the amounts listed in clauses (i), (ii) and (iii) of the preceding paragraph.

In addition, the Company maintains certain life insurance policies for Mr. Mayerick. Mr. Mayerick is entitled to have ownership of the life insurance policies transferred to him upon termination of his employment for any reason.

The following table shows the estimated potential benefits that would have been payable to each of Mr. Espeso and Mr. Mayerick had their employment been terminated on June 30, 2008 for the reasons set forth in the table. The amounts shown in the table do not include payments or benefits provided on a non-discriminatory basis to the Company’s salaried employees generally. The amounts set forth in the table are estimates only, assuming that Mr. Espeso’s and Mr. Mayerick’s employment was terminated on June 30, 2008, and do not necessarily reflect the actual amounts that would be paid to Mr. Espeso or Mr. Mayerick upon a termination. Actual amounts can only be determined upon termination.

Name	Termination (other than for Death, Disability or Retirement) following a Defined Corporate Change(1)	Other Termination (Not Including Death)	Death
Joseph Espeso	$780,000	—	—
Joseph Mayerick, Jr.	$1,017,000	$237,000(2)	$613,000(3)

(1)	Comprised of (i) for each of Messrs. Espeso and Mayerick, all sums payable to such Named Executive Officer under the severance compensation plan, including two times (A) such Named Executive Officer’s annualized base salary for the period immediately prior to the Defined Corporate Change, (B) the average of such Named Executive Officer’s bonuses, including cash bonus and assuming for this calculation that the value of restricted stock awarded with respect to fiscal year 2008 (which shares would be forfeited upon termination) would be included and valued as of the date of the award, in the three highest years during the five year period prior to termination, and (C) certain annual medical insurance premiums previously paid by the Company for the benefit of such Named Executive Officer; and (ii) in the case of Mr. Mayerick, the cash surrender value at June 30, 2008 of life insurance maintained by the Company for the benefit of Mr. Mayerick. The amounts payable to each of Messrs. Espeso and Mayerick under the severance compensation plan are subject to reduction so that they are not subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.
(2)	Cash surrender value at June 30, 2008 of life insurance maintained by the Company for the benefit of Mr. Mayerick.
(3)	Life insurance proceeds payable under life insurance maintained by the Company for the benefit of Mr. Mayerick.

All Named Executive Officers. In fiscal year 2008, each of the Named Executive Officers entered into a restricted stock award agreement with the Company with respect to shares of restricted stock awarded to each such Named Executive Officer on January 23, 2008. The shares of restricted stock subject to the restricted stock award agreements are subject to a risk of forfeiture that lapses in five equal annual installments beginning on January 23, 2009 and ending on January 23, 2013. Each such restricted stock award agreement provides that the risk of forfeiture with respect to all shares of restricted stock held by the applicable Named Executive Officer will automatically lapse immediately prior to the consummation of a Change of Control, unless such Named Executive Officer ceases to be employed with the Company upon such Change of Control or if the acquiring or successor entity (or parent thereof) in the Change of Control transaction provides for the continuance or assumption of such restricted stock award agreement or the substitution for such restricted stock award agreement of a new agreement of comparable value covering shares of a successor corporation. Under each of these restricted stock award agreements, “Change of Control” is defined to include:

(i)	approval by the Company’s shareholders (or Board of Directors, if shareholder action is not required) of a sale or other disposition of all or substantially all of the Company’s assets, other than to a subsidiary,

(ii)	approval by the Company’s shareholders (or Board of Directors, if shareholder action is not required) of a merger, plan of reorganization, consolidation or share exchange with any other entity, where immediately following such a transaction the holders of the Company’s voting securities or such surviving entity immediately prior to such transaction hold securities representing 50% or less of the combined voting power of the voting securities of the Company or such surviving entity immediately after such transaction, and

(iii)	any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, becomes the beneficial owner of, or obtains voting control over, more than 50% of the outstanding shares of the Company’s Common Stock.

The following table shows the estimated benefits that would have been payable to each Named Executive Officer under his respective restricted stock award agreement if a Change of Control had occurred on June 30, 2008, assuming that the applicable Named Executive Officer’s employment was not terminated in connection with such Change of Control and the acquiring or successor entity (or parent thereof) in the Change of Control transaction did not provide for the continuance or assumption of such restricted stock award agreement or the substitution for such restricted stock award agreement of a new agreement of comparable value covering shares of a successor corporation.

Name	Restricted Stock Acceleration(1)
Raymond M. Soto	$338,550
Joseph Espeso	$101,565
Joseph Mayerick, Jr.	$101,565
William C. Andrews	$67,710

(1)	Information regarding shares of restricted stock that remain subject to forfeiture held by each Named Executive Officer is set forth in the “Outstanding Equity Awards at 2008 Fiscal Year-End” table above. The amounts in the table above represent the number of shares of restricted stock that remain subject to forfeiture held by such Named Executive Officer as of June 30, 2008, multiplied by a stock price of $22.57 per share, which is the closing price of the Company’s Common Stock on June 30, 2008.

Non-Employee Directors’ Compensation in Fiscal Year 2008

Directors who are also employees of the Company or any of its subsidiaries receive no additional compensation for their service as a director. The following table sets forth all compensation paid or granted by the Company for fiscal year 2008 to each director who is not a Named Executive Officer or otherwise an employee of the Company or any of its subsidiaries.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Option Awards ($) (3)(4)(5)	Total ($)
Kevin M. Conlisk	40,000	6,400	46,400
Michael H. Flynn	31,000	17,100	48,100
George R. Kabureck	33,000	17,100	50,100
Stephen F. Ryan	33,000	16,500	49,500
Gerald A. Smith	33,000	6,400	39,400

(1)	Michael C. Hedger is President of the Company’s wholly-owned subsidiary, A-G Geophysical Products, Inc. (“A-G”). Gerald H. Shaff, whose term on the Board of Directors expired on November 20, 2007, was President of the Company’s wholly-owned subsidiary, Custom Products Corporation (“Custom”) through May 31, 2008, on which date substantially all of the assets of Custom were sold. As employees of one of the Company’s subsidiaries, Messrs. Hedger and Shaff did not receive any additional compensation for their service as a director of the Company. See “Certain Relationships and Related Transactions” for information regarding Mr. Hedger’s compensation as President of A-G and Mr. Shaff’s compensation as President of Custom in fiscal year 2008.
(2)	Represents annual director’s fees and fees earned for Board and committee meeting attendance in fiscal year 2008.
(3)	Represents the dollar amount recognized in the Company’s financial statements with respect to fiscal year 2008 for all stock option awards granted to the non-employee directors computed in accordance with SFAS 123(R). For a discussion of the assumptions made in these valuations, refer to “Note 10—Stock Options and Restricted Stock” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year ended June 30, 2008.
(4)	The only stock option awarded to the non-employee directors during fiscal year 2008 was a stock option awarded to Mr. Ryan for 7,500 shares pursuant to the terms of the Company’s Amended and Restated 2006 Stock Option and Restricted Stock Plan upon Mr. Ryan’s re-election as a director on November 20, 2007. The grant date fair value of this stock option award computed in accordance with SFAS 123(R) is $101,325. The fair value of stock options is estimated using the Black-Scholes option pricing model. For a discussion of the assumptions made in these valuations, refer to “Note 10—Stock Options and Restricted Stock” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.
(5)	As of June 30, 2008, the directors named in the above table had outstanding options for the following aggregate number of shares of the Company’s Common Stock: Mr. Conlisk, 4,500; Mr. Flynn, 12,000; Mr. Kabureck, 12,000; Mr. Ryan, 12,000; and Mr. Smith, 4,500.

In fiscal year 2008, non-employee directors received a $15,000 director’s fee ($22,000 for the Chairman of the Audit Committee); a fee of $2,000 for attendance at each meeting of the Board of Directors; and generally received a fee of $1,000 for each committee meeting attended.

Under the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan:

•

each non-employee director elected by the stockholders at the Company’s Annual Meeting of Stockholders held in years from and including 2006 through and including 2015 received or will receive an option to purchase 7,500 shares of the Company’s Common Stock each time the director is elected; and

•

the non-employee directors who were elected by the stockholders at the Company’s Annual Meeting of Stockholders held in 2003, 2004 and 2005 were granted on November 21, 2006, an aggregate of options for 22,500 shares, comprised of 4,500 shares to each of Messrs. Flynn and Kabureck (elected in 2003), Mr. Ryan (elected in 2004), and Messrs. Conlisk and Smith (elected in 2005).

Each option granted to a non-employee director has an option term of five years from the date it is granted and is first exercisable with respect to 25% of the shares covered under the grant in each of the second through fifth year of its term and is otherwise subject to the terms and conditions of the Company’s Amended and Restated 2006 Stock Option and Restricted Stock Plan.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

McGladrey & Pullen, LLP (“McGladrey”) served as the Company’s independent accountants for the year ending June 30, 2008. Representatives of McGladrey will be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from stockholders.

The Audit Committee is expected to select the Company’s independent accountants for the fiscal year ending June 30, 2009 no later than March 2009, in accordance with the Company’s past practice to make such selection in the spring of each fiscal year.

Audit and Non-Audit Fees

The following table sets forth fees billed to the Company by McGladrey for the fiscal years ended June 30, 2008 and 2007:

	2008	2007
Audit Fees	$427,000	$406,000
Audit-Related Fees	—	3,000
Tax Fees	—	—
All Other Fees	—	—

Audit Fees include fees billed for the audit of the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K, reviews of unaudited financial statements included in the Company’s quarterly reports on Form 10-Q and assistance in connection with the Company’s filing of registration statements on Form S-8 and amendments thereto relating to the offering of shares of the Company’s Common Stock pursuant to the Company’s stock option and restricted stock plan.

Audit-Related Fees in fiscal year 2007 relate to review of certain financial information of a subsidiary of the Company.

Audit Committee Pre-Approval Policy

The Audit Committee must approve in advance all audit and non-audit services (except as permitted by law) provided to the Company by independent accountants. All of the audit and audit-related fees disclosed in the table above were approved by the Audit Committee.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has established procedures for stockholders to send communications regarding issues or concerns with respect to the Company’s business or the functions of the Board of Directors directly to the Company’s Board of Directors. Stockholders may communicate with the Board of Directors as a group or individually by writing to: The Office of the Secretary at the Company’s offices at Four Duke Place, Norwalk, Connecticut 06854. The mailing envelope must contain a clear notation indicating that the enclosed mailing is a “Stockholder-Board Communication” or “Stockholder-Director Communication,” as the case may be. All such letters must identify the author as a stockholder of the Company and, if the letter is a “Stockholder-Director Communication,” clearly state the name or names of the intended director recipients. If not adequately set forth in the letter, the Secretary may require reasonable evidence that a communication is made by a stockholder of the Company before transmitting the communication to the Board of Directors or individual director. If a stockholder wishes the communication to be confidential, the stockholder must clearly indicate on the envelope that the communication is “Confidential.” Stockholder communications will be forwarded by the Secretary to the Chairman of the Board of Directors for distribution to the Board of Directors at the next regularly scheduled meeting of the Board of Directors or at such earlier time as the Chairman deems appropriate, or to the individual director(s) identified.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons owning more than 10% of the Company’s Common Stock (“Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these filings received by the Company, the Company believes that such Reporting Persons complied with all Section 16(a) filing requirements applicable to Reporting Persons during the fiscal year ended June 30, 2008.

STOCKHOLDERS’ PROPOSALS

Pursuant to Securities Exchange Act Rule 14a-8, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s Annual Meeting of Stockholders, any stockholder proposals must be received by the Company’s Secretary at Four Duke Place, Norwalk, Connecticut 06854, on or before June 26, 2009. All proposals must also comply with the applicable requirements of the federal securities laws in order to be included in the Company’s proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders.

A stockholder who wishes to bring business before the 2009 Annual Meeting of Stockholders that will not be included in the Company’s proxy statement and form of proxy must be a stockholder of record at the time notice of the proposal is delivered to the Company’s Secretary, must be entitled to vote at the meeting, and must provide written notice of the proposal to the Company’s Secretary at Four Duke Place, Norwalk, Connecticut 06854, no earlier than the close of business on August 27, 2009 and no later than the close of business on September 16, 2009. Such business must be a proper matter for stockholder action, and the notice must contain certain information and representations and otherwise comply with the requirements set forth in the Company’s Bylaws.

OTHER MATTERS

The Board of Directors does not know of any matters that may come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders and in this Proxy Statement. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or facsimile, by regular employees of the Company or others affiliated with the Company. The Company may engage a proxy solicitation firm to assist in the solicitation of proxies and the cost, if any, for such service will be paid by the Company. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending or forwarding proxy material to principals.

All stockholders are urged to execute, date and return promptly the enclosed form of proxy in the enclosed return envelope, regardless of whether they intend to be present in person at the Annual Meeting.

By Order of the Board of Directors,

WILLIAM C. ANDREWS,
Secretary

Norwalk, Connecticut

Dated: October 24, 2008

APPENDIX A

BOLT TECHNOLOGY CORPORATION

SECOND AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

The Audit Committee (the “Committee”) of Bolt Technology Corporation (the “Company”) shall consist of at least three members who at all times shall be members of the Board of Directors, all of whom, individually and as a group meet all applicable independence and experience qualifications as required by law, including without limitation, the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder, as well as the requirements of the NASDAQ Stock Market LLC or such other principal securities exchange or market on which the Company’s common stock may be listed or approved for trading from time to time. The members of the Committee shall be designated by resolution of the Board of Directors, each such member to serve until he is no longer a director or until removed and a successor is elected by the Board of Directors, whichever shall first occur.

The Committee is empowered and directed to:

GENERAL

1. Provide an open avenue of communication between the independent auditor and the Board of Directors.

2. Meet as frequently as circumstances require, and as required by law or the requirements of the NASDAQ Stock Market LLC or such other principal securities exchange or market on which the Company’s common stock may be listed or approved for trading from time to time. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

3. Confirm and assure the independence of the independent auditor as required by law, as well as the requirements of the NASDAQ Stock Market LLC or such other principal securities exchange or market on which the Company’s common stock may be listed or approved for trading from time to time, which shall include taking the following actions:

(a) Receive from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

(b) Have discussions with the auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditor.

(c) Take, or recommend to the Board of Directors that it take, appropriate action to oversee the independence of the outside auditors.

4. Review with the independent auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

5. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

6. Consider and review with the independent auditor:

(a) The adequacy of the Company’s and related entities’ internal controls including computerized information system controls and security.

(b) Related findings and recommendations of the independent auditor together with any actions taken by management.

7. Consider and review with management and the independent auditor:

(a) Significant findings during the year, including the status of previous audit recommendations.

(b) Any difficulties encountered in the course of audit work including any restrictions on the scope or activities or access to required information.

8. Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

9. Report periodically to the Board of Directors on significant results of the foregoing activities.

10. Instruct the independent auditor of its ultimate accountability to the Board of Directors and to the Committee as the stockholders’ representative, and exercise the Committee’s authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor.

11. Oversee the accounting and financial reporting processes of the Company and oversee, as appropriate or otherwise required, any outside accounting firms that the Company may retain, and cause all such outside accounting firms to report directly to the Committee with respect to its audit and auditing services, and other services as appropriate.

12. Engage independent counsel and other advisors as it determines necessary to carry out its duties.

13. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to any independent counsel and other advisers employed by the Committee, as well as funding for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

14. Perform such other duties required to be performed by the Committee pursuant to law, as well as the requirements of the NASDAQ Stock Market LLC or such other principal securities exchange or market on which the Company’s common stock may be listed or approved for trading from time to time.

15. Perform other duties as the Board of Directors may from time to time assign to it.

CONTINUOUS ACTIVITIES

1. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

2. Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3. Inquire as to the auditor’s independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

4. Inquire as to the auditor’s views about whether management choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

5. Determine, in regard to new transactions or events, the auditor’s reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

6. Assure that the auditor’s reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

7. Inquire as to the auditor’s views about how the Company’s choices of accounting principles and disclosure practices may affect public views and attitudes about the Company.

SCHEDULED ACTIVITIES

1. Appoint the independent auditor, approve in advance all auditing services and non-audit services (other than as permitted by law) provided to the Company by the independent auditor, approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor.

2. Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

3. Review with management and the independent auditor, the results of annual audits and related comments including:

(a) The independent auditor’s audit of the Company’s annual financial statements, accompanying footnotes and its report thereon.

(b) Any significant changes required in the independent auditor’s audit plans.

(c) Any difficulties or disputes with management encountered during the course of the audit.

(d) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

4. Review and reassess the adequacy of the Committee’s Charter annually, and recommend any proposed changes to the Board of Directors for its approval.

OTHER OVERSIGHT ACTIVITIES

1. Review and approve requests for any management consulting engagement to be performed by the Company’s independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

2. Review with Company counsel or other legal counsel legal and regulatory matters that may have a material impact on the Company’s and related entities financial statements, compliance policies and programs.

3. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist it in the conduct of any investigation.

4. Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

APPENDIX B

BOLT TECHNOLOGY CORPORATION

AMENDED AND RESTATED

EXECUTIVE COMPENSATION COMMITTEE CHARTER

The Executive Compensation Committee (the “Committee”) of Bolt Technology Corporation (the “Company”) shall consist of at least three members who at all times shall be members of the Board of Directors, all of whom, individually and as a group meet all applicable independence and experience qualifications as required by law, including without limitation, the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder, as well as the requirements of the NASDAQ Stock Market LLC or such other principal securities exchange or market on which the Company’s common stock may be listed or approved for trading from time to time. The members of the Committee shall be designated by resolution of the Board of Directors, each such member to serve until he is no longer a director or until removed and a successor is elected by the Board of Directors, whichever shall first occur.

PURPOSE

The purposes of the Committee shall be to:

1. assist the Board of Directors in discharging its responsibilities with respect to compensation of the Company’s Chief Executive Officer and other executive officers and the members of the Company’s Board of Directors; and

2. assist the Board of Directors in carrying out other functions pertaining to compensation of other employees as requested from time to time.

The purposes of the Committee shall remain flexible in order that the Committee is in the best position to react to changing conditions and to assure the Board of Directors and shareholders of the Company that the Company is best able to attract and retain directors and officers of the highest quality.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

1. The Committee’s responsibilities shall include:

a. Determining, or recommending to the Board of Directors for determination, on an annual basis the compensation level, including annual salary and annual discretionary bonus, of the Company’s Chief Executive Officer and other executive officers. In making such determination or recommendation, the Committee may consider the compensation awarded to officers of similarly situated companies, the Company’s performance, the individuals’ performance, compensation given to the Company’s officers in past years or any other factor the Committee, in its discretion, deems appropriate.

b. Reviewing and recommending to the Board of Directors the form and amount of compensation of members of the Board of Directors, including compensation for committee service or for service as chairperson of a committee.

c. Reviewing and discussing with the Company’s management the Compensation Discussion and Analysis (“CD&A”) required by Securities and Exchange Commission proxy rules to be included in the Company’s proxy statement for each year’s annual meeting of stockholders and, based on such review and discussion, determining whether the CD&A is sufficient to recommend to the Board of Directors for inclusion in the Company’s annual proxy statement; and issuing the annual report of the Committee required by Securities and Exchange Commission proxy rules to be included in the Company’s proxy statement for each year’s annual meeting of stockholders.

d. Performing any other duties or responsibilities expressly delegated to the Committee by the Board of Directors from time to time.

2. The Committee may delegate its authority to subcommittees or to one member, as the Committee deems appropriate, provided that any subcommittee or individual delegate shall report any actions taken by such subcommittee or individual delegate to the whole Committee at its next regularly scheduled meeting.

3. The Chairman of the Committee shall be designated by the Board of Directors, provided that if the Board of Directors does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The Chairman shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting for the Committee to the Board of Directors at the Board of Director’s next regularly scheduled meeting following each meeting of the Committee.

4. The timing and frequency of the Committee’s meetings will be determined by the Committee; however, the Committee will meet at least once each year.

5. The Committee shall have the authority to confer with the Chief Executive Officer and other management of the Company to the extent it may deem necessary or appropriate to fulfill its duties and may invite such individuals to participate in Committee meetings; provided, however, that the Chief Executive Officer may not be present during the Committee’s deliberations or voting regarding any aspect of the Chief Executive Officer’s compensation. The Committee may engage legal, accounting or other advisors that it determines are necessary or appropriate to carry out its duties. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of fees related to the retention of such advisors.

6. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

B-2

APPENDIX C

BOLT TECHNOLOGY CORPORATION

AMENDED AND RESTATED

NOMINATING COMMITTEE CHARTER

The Nominating Committee (the “Committee”) of Bolt Technology Corporation (the “Company”) shall consist of at least three members who at all times shall be members of the Board of Directors, all of whom, individually and as a group, meet all applicable independence and experience qualifications as required by law, including without limitation, the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder, as well as the requirements of the NASDAQ Stock Market LLC or such other principal securities exchange or market on which the Corporation’s common stock may be listed or approved for trading from time to time. The members of the Committee shall be designated by resolution of the Board of Directors, each such member to serve until he is no longer a director or until removed and a successor is elected by the Board of Directors, whichever shall first occur.

PURPOSE

The Committee shall:

1. identify individuals qualified to become directors of the Company consistent with criteria approved by the Board of Directors;

2. recommend to the Board of Directors candidates to stand for election to the Board at the next annual meeting of stockholders;

3. recommend to the Board of Directors names of individuals to fill any vacancies on the Board of Directors that arise between annual meetings of stockholders; and

4. consider from time to time the Board of Directors committee structure and makeup.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

1. The Committee’s responsibilities shall include:

a. working with the full Board of Directors to establish criteria for membership on the Board of Directors;

b. reviewing the qualifications of each candidate and any incumbent for election as a director of the Company and any potential conflicts with the Company’s interests;

c. assessing the performance of incumbent directors whose terms are expiring prior to recommending their renomination to the Board of Directors;

d. considering the nomination of a candidate proposed by any stockholder for election as a director of the Company in accordance with procedures approved by the Board of Directors; and

e. making recommendations to the full Board of Directors with respect to these matters and with respect to the removal of a director.

In the event that the Company is legally required by contract or otherwise to provide third parties with the ability to designate directors, the selection and nomination of such directors need not be subject to the process set forth herein.

2. The Committee shall review the Board of Directors’ committee structure and recommend to the Board of Directors for its approval directors to serve as members of each committee. The Committee shall recommend additional committee members to fill vacancies as needed.

3. The Committee may delegate its authority to subcommittees or to one member, as the Committee deems appropriate, provided that any subcommittee or individual delegate shall report any actions taken by such subcommittee or individual delegate to the whole Committee at its next regularly scheduled meeting.

4. The Chairman of the Committee shall be designated by the Board of Directors, provided that if the Board of Directors does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The Chairman shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting for the Committee to the Board of Directors at the Board of Director’s next regularly scheduled meeting following each meeting of the Committee.

5. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms. The Committee shall have the authority to confer with the Chief Executive Officer and other management of the Company to the extent it may deem necessary or appropriate to fulfill its duties and may invite such individuals to participate in Committee meetings. The Committee may engage legal, accounting or other advisors that it determines are necessary or appropriate to carry out its duties. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of fees related to the retention of such advisors.

6. The Nominating Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

C-2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

Please mark your votes as indicated in this example
X

		FOR	WITHHELD FOR ALL
Item 1.	ELECTION OF DIRECTORS			Item 2.	To transact in their discretion such other business as may properly come before the meeting, or any adjournment or postponement thereof.
	Nominees:	☐	☐
Class whose term expires in 2011:

01 Kevin M. Conlisk
02 Joseph Mayerick, Jr.
03 Gerald A. Smith

WITHHELD FOR (Write name(s) of nominee(s) below.)

_____________________________________

		Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature			Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

BOLT TECHNOLOGY CORPORATION	Annual
Meeting of
Stockholders

November 25, 2008 at 10:00 a.m. EST

Doubletree Hotel
789 Connecticut Avenue
Norwalk, Connecticut 06854

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

BOLT TECHNOLOGY CORPORATION

The undersigned hereby appoints Raymond M. Soto and Joseph Mayerick, Jr. proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Bolt Technology Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held November 25, 2008 or any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS SET FORTH ON THE REVERSE SIDE.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

FOLD AND DETACH HERE

Admission Ticket
Annual Meeting of BOLT TECHNOLOGY CORPORATION Tuesday, November 25, 2008 10:00 a.m. EST Doubletree Hotel 789 Connecticut Avenue Norwalk, Connecticut 06854